Exhibit (n)ii

POWER OF ATTORNEY

SIGNATURES

As required by the Securities Act of 1933, and the Investment Company Act of 1940, the Registrant, Massachusetts Mutual Variable Life Separate Account I, has duly caused this Registration Statement to be signed on its behalf in the City of Springfield, Commonwealth of Massachusetts, on the 14th day of May, 2008.

MASSACHUSETTS MUTUAL VARIABLE LIFE SEPARATE ACCOUNT I
(Registrant)

BY:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
(Depositor)

/s/ Stuart H. Reese
By:	Stuart H. Reese, President

As required by the Securities Act of 1933, and the Investment Company Act of 1940 (together referred to as the “Acts”), this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes and appoints Mark Roellig, Executive Vice President and General Counsel of Massachusetts Mutual Life Insurance Company (“MassMutual”) Patricia Walsh, Corporate Vice President and Associate General Counsel of MassMutual, and John Deitelbaum, Corporate Vice President and Associate General Counsel of MassMutual (collectively referred to hereafter as “Attorneys”) and each of them individually, such person’s true and lawful attorneys and agents with full power and authority to take any action and execute all instruments they deem necessary or advisable to enable MassMutual and its separate account Massachusetts Mutual Variable Life Separate Account I to comply with the Acts and any rule, regulation or order or other requirement of the Securities and Exchange Commission, including authority to sign for such person and in such person’s name and capacity as indicated below any and all amendments to this Registration Statement hereby ratifying such person’s signature as it may be signed by said Attorneys to any and all amendments (pre-effective and post-effective amendments).

SIGNATURE	TITLE	DATE

/s/ Stuart H. Reese
Stuart H. Reese	President and Chief Executive Officer (Principal Executive Officer)	May 14, 2008
/s/ Michael T. Rollings
Michael T. Rollings	Chief Financial Officer (Principal Financial Officer)	May 14, 2008

/s/ Norman A. Smith
Norman A. Smith	Controller (Principal Accounting Officer)	May 14, 2008

/s/ Roger G. Ackerman
Roger G. Ackerman	Director	May 14, 2008

/s/ Thomas C. Barry
Thomas C. Barry	Director	May 14, 2008

/s/ Kathleen A. Corbet
Kathleen A. Corbet	Director	May 14, 2008

/s/ James H. DeGraffendreidt, Jr.
James H. DeGraffendreidt, Jr.	Director	May 14, 2008

/s/ Patricia Diaz Dennis
Patricia Diaz Dennis	Director	May 14, 2008

/s/ William B. Ellis
William B. Ellis	Director	May 14, 2008

/s/ Robert A. Essner
Robert A. Essner	Director	May 14, 2008

/s/ Robert M. Furek
Robert M. Furek	Director	May 14, 2008

/s/ Raymond W. LeBoeuf
Raymond W. LeBoeuf	Director	May 14, 2008

/s/ William B. Marx, Jr.
William B. Marx, Jr.	Director	May 14, 2008

/s/ John F. Maypole
John F. Maypole	Director	May 14, 2008

/s/ Marc Racicot
Marc Racicot	Director	May 14, 2008

/s/ William T. Spitz
William T. Spitz	Director	May 14, 2008